QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05797, 333-05795, 333-09257, 333-13259, 333-27927, 333-27929, 333-69717, 333-91801, 333-53842, 333-102338, 333-117843, and 333-117844) and Form S-3 (Nos. 033-61903, 333-09151 and 333-89836) of American Science and Engineering, Inc. of our report dated June 9, 2005 relating to the financial statements and management's assessment of the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA
June 17, 2005

QuickLinks

  Exhibit 23.1